UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 18, 2013 (September 17, 2013)

Springleaf Finance Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                        Other Events.

On September 17, 2013, Springleaf Finance Corporation (the “Company”)  issued a press release announcing that it had priced  $150 million aggregate principal amount of 7.75% senior notes due 2021 (“2021 notes”) and  $100 million aggregate principal amount of 8.25% senior notes due 2023 (“2023 notes” and, together with the 2021 notes, the “notes”)  in connection with its previously announced private notes offering exempt from the registration requirements of the Securities Act of 1933, as amended. In connection with the offering of the notes, the Company expects to simultaneously issue $500 million aggregate principal amount of 2021 notes and $200 million aggregate principal amount of 2023 notes in a privately negotiated exchange for $700 million aggregate principal amount of its outstanding 6.90% Medium Term Notes, Series J, due 2017. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued September 17, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Senior Vice President and Chief Financial Officer

Date: September 18, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued September 17, 2013.